EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of China Bionanometer Industries Corporation, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005 (the “Form 10-QSB”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Bionanometer Industries Corporation and will be retained by China Bionanometer Industries Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: October 25, 2007

/s/ Wang Wen’geng
Wang Wen’geng, Chief Executive Officer
(Principal executive officer)

/s/ Xiang Qin
Xiang Qin, Chief Financial Officer
(Principal financial officer)